Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Announces

13% Increase in Third Quarter 2017 Earnings and 31% Increase in 2017 Year-to-Date Earnings

Dunmore, Pa., November 7, 2017/Globe Newswire/—FNCB Bancorp, Inc. (OTCQX: FNCB), the parent company of Dunmore-based FNCB Bank (the “Bank”), reported net income of $2.272 million, or $0.14 per basic and diluted share, for the third quarter of 2017, an increase of $255 thousand, or 12.6%, compared to net income of $2.017 million, or $0.12 per basic and diluted share, for the same quarter of 2016. Net income for the nine months ended September 30, 2017 increased $1.5 million, or 30.8%, to $6.3 million, or $0.37 per basic and diluted share, from $4.8 million, or $0.29 per basic and diluted share, for the comparable nine-month period of 2016. The favorable variances in third quarter and year-to-date earnings were largely due to improved net interest income and non-interest income, coupled with a reduction in non-interest expense. Annualized return on average assets was 0.80% and 0.74%, respectively, for the three and nine months ended September 30, 2017, compared to 0.73% and 0.58%, for the respective periods of 2016. Annualized return on average equity was 9.27% and 8.87%, respectively, for the three- and nine-month periods ended September 30, 2017, compared to 8.46% and 6.95%, respectively, for the comparable periods in 2016. Dividends declared and paid were $0.03 per share for the third quarter of 2017 and $0.09 per share for the year-to-date period of 2017, which represented a 50.0% increase compared to $0.02 per share and $0.06 per share, respectively, for the three and nine months ended September 30, 2016. Year-to-date dividends declared and paid represented a 1.6% annualized return to shareholders based on the closing stock price of $7.57 per share at September 30, 2017.

Performance Highlights:

●	7.9% increase in tax-equivalent net interest income, comparing the third quarters of 2017 and 2016;
●	Earning asset yield improves 19 basis points comparing third quarters of 2017 and 2016;
●	Tax-equivalent net interest margin increases 13 basis points comparing the third quarters of 2017 and 2016;
●	Efficiency ratio improved to 65.09% for the third quarter of 2017 from 70.96% for the comparable quarter of 2016;
●	Year over year growth in total deposits of $52.3 million, or 5.6%;
●	Closing stock price increases $2.57 per share, or 51.4%, year over year;
●	Tier I leverage ratio at September 30, 2017 improved 57 basis points, or 7.6%, from December 31, 2016;
●	Accelerated a $5.0 million principal reduction on FNCB’s subordinated notes originally due September 1, 2018 to September 1, 2017; and
●	Elected three new members to the boards of directors of FNCB and the Bank.

“Our strong third quarter performance reflected solid, organic loan and deposit growth, improved earning asset yields and a continued focus on improving efficiency and maintaining stable non-interest expense levels,” stated Gerard A. Champi, President and Chief Executive Officer. “Also in the third quarter, we were pleased to welcome three new members to the boards of directors of both FNCB and the Bank. The new directors, all accomplished leaders among their respective industries and the communities we serve, will add great value and support to our organization in executing our strategic objectives,” concluded Mr. Champi.

Summary Results for the Three and Nine Months Ended September 30, 2017

Tax-equivalent net interest income improved $0.6 million, or 7.9%, to $8.5 million for the third quarter of 2017, from $7.9 million for the same quarter of 2016. For the nine months ended September 30, 2017, tax-equivalent net interest income increased $1.4 million, or 5.9%, to $24.8 million, compared to $23.4 million for the same nine months of 2016. The improvement for both the quarter and year-to-date periods primarily reflected higher yields earned on and growth in average earning assets, coupled with reduced reliance on borrowed funds, partially offset by higher funding costs. Tax-equivalent earning asset yields improved 19 basis points for the third quarter and 8 basis points for the nine months ended September 30, 2017 over the same periods of 2016. Average earning assets grew $36.8 million, or 3.7%, and $41.1 million, or 4.1%, comparing the quarter and year-to-date periods ended September 30, 2017 and 2016, respectively. Strong growth in lower-costing interest-bearing demand and savings accounts resulted in reduced reliance on higher-costing Federal Home Loan Bank of Pittsburgh (“FHLB”) advances, which provided for relatively stable funding costs despite upward movements in short-term interest rates. Comparing the three months ended September 30, 2017 and 2016, average interest-bearing deposits increased $55.2 million, or 7.5%, while average borrowed funds decreased $30.7 million, or 29.5%. For the nine months ended September 30, interest-bearing deposits averaged $794.7 million in 2017, an increase of $65.2 million, or 8.9%, compared to $729.5 million in 2016. Conversely, borrowed funds averaged $74.6 million for the nine months ended September 30, 2017, a decrease of $36.9 million, or 33.1%, from $111.5 million averaged for the same period of 2016. Comparing the three months and nine months ended September 30, 2017 and 2016, FNCB’s cost of funds increased 7 basis points and 3 basis points, respectively. The tax-equivalent net interest margin improved 13 basis points to 3.27% for the third quarter of 2017 from 3.14% for the same quarter 2016. In addition, the third quarter 2017 margin was a 6-basis point improvement from 3.21% for the second quarter of 2017. For the nine months ended September 30, 2017 the tax-equivalent net interest margin was 3.18%, a 5-basis point improvement compared to 3.13% for the same nine months of 2016.

For the three months and nine months ended September 30, 2017, non-interest income increased $0.3 million, or 24.2%, and $0.5 million, or 10.4%, compared to the respective periods of 2016. The improvement in both the quarter and year-to-date periods resulted primarily from increases in net gains realized on the sale of available-for-sale securities.

For the three months ended September 30, 2017, non-interest expense totaled $6.4 million, a decrease of $0.2 million, or 2.4%, from $6.6 million for the same three months of 2016. The decrease in non-interest expense comparing the quarterly periods reflected a decrease in rent expense associated with long-term facilities planning, coupled with reductions in legal, regulatory, and advertising expenses and other losses. For the nine months ended September 30, 2017, non-interest expense decreased $0.1 million, or 0.6%, compared to the same year-to-date period of 2016. The decrease in non-interest expense for the year-to-date periods was due largely to lower salary and benefit costs due to open positions and a decline in severance costs, coupled with lower regulatory and legal expenses, partially offset by higher occupancy and equipment expenses.

Asset Quality

Asset quality improved during the third quarter, as total non-performing loans decreased $1.0 million to $2.6 million at September 30, 2017 from $3.7 million at June 30, 2017, but were $0.4 million higher than $2.2 million at December 31, 2016. The ratio of non-performing loans to total loans was 0.35% at September 30, 2017, compared to 0.50% at June 30, 2017 and 0.31% at December 31, 2016. FNCB’s asset quality compared favorably to the peer average of 0.70% at June 30, 2017, the most recent data reported for FDIC-insured banks having assets between $1.0 billion and $3.0 billion. The allowance for loan and lease losses as a percentage of gross loans was 1.17% at September 30, 2017, compared to 1.16% at June 30, 2017 and 1.15% at December 31, 2016.

Financial Condition

Total assets increased $49.4 million, or 4.5%, to $1.157 billion at September 30, 2017 from $1.108 billion at June 30, 2017. The increase reflected strong deposit growth, which was used to fund earning asset growth and accelerate a $5.0 million principal payment on FNCB’s subordinated notes originally due September 1, 2018 to September 1, 2017. Total deposits increased $50.5 million, or 5.4%, which was due largely to cyclical deposit trends of municipal customers, as well as the development of new municipal relationships. Net loans grew $31.0 million, or 4.3%, to $750.6 million at September 30, 2017 from $719.6 million at June 30, 2017.

Total assets at September 30, 2017 decreased $38.5 million, or 3.2%, from $1.196 billion at December 31, 2016. The change in total assets from year-end 2016, primarily resulted from a $68.6 million, or 61.0%, reduction in cash and cash equivalents, which was driven by a $31.9 million reduction in total deposits, coupled with the repayment of borrowed funds of $18.2 million. The decrease in total deposits was attributed primarily to the anticipated exit of short-term deposits in the first quarter of 2017 that were received late in 2016, with the remainder used to fund earning asset growth. Net loans grew $27.8 million, or 3.8%, to $750.6 million at September 30, 2017 from $722.9 million at December 31, 2016. Additionally, securities available for sale increased $6.0 million, or 2.2%, to $282.0 million at the end of the third quarter of 2017 from $276.0 million at year-end 2016.

Total shareholders’ equity increased $7.1 million, or 7.9%, to $97.5 million at September 30, 2017 from $90.4 million at December 31, 2016. The capital improvement resulted primarily from net income of $6.3 million, coupled with a $1.7 million increase in accumulated other comprehensive income, from the appreciation in the fair value of available-for-sale securities, net of tax effects.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of the FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Northeastern Pennsylvania through its 18 branch offices and Allentown-based Limited Purpose Banking Office. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore, and had been operating under the name First National Community Bank from 1988 through June 2016. Effective June 30, 2016, the institution changed its name to FNCB Bank upon its conversion from a national charter to a Pennsylvania state charter. For more information about BauerFinancial 5-Star rated FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary, fiscal and tax policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business; the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB stock and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2016.

[FNCB provides tabular information as follows]

FNCB Bancorp, Inc.
Selected Financial Data

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
	2017	2017	2017	2016	2016
Per share data:
Net income (fully diluted)	$0.14	$0.11	$0.13	$0.09	$0.12
Cash dividends declared	$0.03	$0.03	$0.03	$0.03	$0.02
Book value	$5.82	$5.76	$5.58	$5.43	$5.81
Tangible book value	$5.82	$5.76	$5.58	$5.43	$5.81
Market value:
High	$8.00	$8.13	$7.50	$6.30	$6.00
Low	$7.41	$6.35	$6.05	$5.00	$4.75
Close	$7.57	$7.80	$6.37	$6.05	$5.00
Common shares outstanding	16,757,963	16,757,963	16,692,314	16,645,845	16,614,856

Selected ratios:
Annualized return on average assets	0.80%	0.65%	0.78%	0.55%	0.73%
Annualized return on average shareholders' equity	9.27%	7.60%	9.77%	6.43%	8.46%
Efficiency ratio	65.09%	72.81%	74.08%	77.25%	70.96%
Tier I leverage ratio	8.10%	7.99%	7.55%	7.53%	7.52%
Total risk-based capital to risk-adjusted assets	12.17%	12.53%	12.38%	12.06%	12.37%
Average shareholders' equity to average total assets	8.61%	8.49%	7.97%	8.50%	8.63%
Yield on earning assets (FTE)	3.77%	3.66%	3.47%	3.53%	3.58%
Cost of funds	0.59%	0.53%	0.48%	0.49%	0.52%
Net interest spread (FTE)	3.18%	3.13%	2.99%	3.03%	3.06%
Net interest margin (FTE)	3.27%	3.21%	3.07%	3.11%	3.14%
Total delinquent loans/total loans	0.81%	0.94%	0.75%	0.81%	0.72%
Allowance for loan and lease losses/total loans	1.17%	1.16%	1.16%	1.15%	1.17%
Non-performing loans/total loans	0.35%	0.50%	0.27%	0.31%	0.33%
Annualized net charge-offs (recoveries)/average loans	0.08%	0.14%	(0.20%)	0.20%	(0.09%)

FNCB Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Nine Months Ended
	September 30,
(in thousands, except share data)	2017	2016
Interest income
Interest and fees on loans	$21,748	$20,984
Interest and dividends on securities
U.S. government agencies	2,566	2,678
State and political subdivisions, tax-free	42	30
State and political subdivisions, taxable	2,816	1,834
Other securities	409	432
Total interest and dividends on securities	5,833	4,974
Interest on interest-bearing deposits in other banks	146	14
Total interest income	27,727	25,972
Interest expense
Interest on deposits	2,513	2,009
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	424	472
Interest on subordinated debentures	323	480
Interest on junior subordinated debentures	219	180
Total interest on borrowed funds	966	1,132
Total interest expense	3,479	3,141
Net interest income before provision for loan and lease losses	24,248	22,831
Provision for loan and lease losses	486	858
Net interest income after provision for loan and lease losses	23,762	21,973
Non-interest income
Deposit service charges	2,147	2,157
Net gain on the sale of securities	1,338	960
Net gain on the sale of mortgage loans held for sale	241	238
Net gain on the sale of SBA guaranteed loans	79	51
Net gain on the sale of other repossessed assets	47	-
Net gain on the sale of other real estate owned	57	29
Loan-related fees	252	287
Income from bank-owned life insurance	399	426
Other	747	657
Total non-interest income	5,307	4,805
Non-interest expense
Salaries and employee benefits	10,069	10,366
Occupancy expense	1,567	1,301
Equipment expense	1,380	1,277
Data processing expense	1,502	1,522
Regulatory assessments	497	629
Bank shares tax	762	746
Expense of other real estate owned	432	335
Legal expense	115	285
Professional fees	662	716
Insurance expense	385	384
Other operating expenses	2,894	2,821
Total non-interest expense	20,265	20,382
Income before income taxes	8,804	6,396
Income tax expense	2,543	1,611
Net income	$6,261	$4,785

Income per share
Basic	$0.37	$0.29
Diluted	$0.37	$0.29

Cash dividends declared per common share	$0.09	$0.06
Weighted average number of shares outstanding:
Basic	16,711,172	16,554,391
Diluted	16,728,852	16,556,154

FNCB Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands, except share data)	2017	2017	2017	2016	2016
Interest income
Interest and fees on loans	$7,576	$7,192	$6,980	$7,008	$7,098
Interest and dividends on securities
U.S. government agencies	816	850	900	879	848
State and political subdivisions, tax-free	7	12	23	16	9
State and political subdivisions, taxable	1,016	978	822	740	675
Other securities	166	119	124	114	127
Total interest and dividends on securities	2,005	1,959	1,869	1,749	1,659
Interest on interest-bearing deposits in other banks	24	32	90	19	8
Total interest income	9,605	9,183	8,939	8,776	8,765
Interest expense
Interest on deposits	943	826	744	721	704
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	163	130	131	123	157
Interest on subordinated debentures	97	114	112	145	162
Interest on junior subordinated debentures	77	73	69	67	62
Total interest on borrowed funds	337	317	312	335	381
Total interest expense	1,280	1,143	1,056	1,056	1,085
Net interest income before provision (credit) for loan and lease losses	8,325	8,040	7,883	7,720	7,680
Provision (credit) for loan and lease losses	543	421	(478)	295	(234)
Net interest income after provision (credit) for loan and lease losses	7,782	7,619	8,361	7,425	7,914
Non-interest income
Deposit service charges	728	728	691	735	739
Net gain on the sale of securities	367	693	278	-	-
Net gain on the sale of mortgage loans held for sale	106	110	25	102	99
Net (loss) gain on the sale of other repossessed assets	-	(10)	57	-	-
Net gain on the sale of SBA guaranteed loans	23	56	-	-	51
Net gain on the sale of other real estate owned	-	6	51	20	32
Loan-related fees	96	65	91	152	85
Income from bank-owned life insurance	129	135	135	126	137
Other	265	240	242	263	237
Total non-interest income	1,714	2,023	1,570	1,398	1,380
Non-interest expense
Salaries and employee benefits	3,247	3,298	3,524	3,954	3,263
Occupancy expense	394	586	587	476	479
Equipment expense	474	446	460	455	429
Data processing expense	506	509	487	475	505
Regulatory assessments	160	164	173	100	199
Bank shares tax	252	252	258	90	253
Expense of other real estate owned	104	288	40	74	95
Legal expense	23	24	68	77	79
Professional fees	206	180	276	245	157
Insurance expense	132	128	125	132	131
Other operating expenses	899	1,065	930	1,085	963
Total non-interest expense	6,397	6,940	6,928	7,163	6,553
Income before income taxes	3,099	2,702	3,003	1,660	2,741
Income tax expense	827	910	806	136	724
Net income	$2,272	$1,792	$2,197	$1,524	$2,017

Income per share
Basic	$0.14	$0.11	$0.13	$0.09	$0.12
Diluted	$0.14	$0.11	$0.13	$0.09	$0.12

Cash dividends declared per common share	$0.03	$0.03	$0.03	$0.03	$0.02
Weighted average number of shares outstanding:
Basic	16,757,963	16,716,899	16,657,551	16,621,467	16,593,811
Diluted	16,777,671	16,736,995	16,670,788	16,621,467	16,593,811

FNCB Bancorp, Inc.
Consolidated Balance Sheets

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)	2017	2017	2017	2016	2016
Assets
Cash and cash equivalents:
Cash and due from banks	$24,881	$24,169	$23,571	$20,562	$24,558
Interest-bearing deposits in other banks	18,929	1,991	3,154	91,883	32,778
Total cash and cash equivalents	43,810	26,160	26,725	112,445	57,336
Securities available for sale, at fair value	282,037	283,040	288,295	276,015	266,951
Stock in Federal Home Loan Bank of Pittsburgh at cost	2,450	2,282	2,678	3,311	2,741
Loans held for sale	147	617	563	596	185
Loans, net of net deferred costs and unearned income	759,489	728,141	715,450	731,279	726,662
Allowance for loan and lease losses	(8,862)	(8,469)	(8,306)	(8,419)	(8,490)
Net loans	750,627	719,672	707,144	722,860	718,172
Bank premises and equipment, net	10,482	10,715	10,914	10,784	10,615
Accrued interest receivable	3,203	2,784	2,950	2,757	2,736
Bank-owned life insurance	30,332	30,203	30,068	29,933	29,807
Other real estate owned	1,088	1,183	1,352	2,048	2,065
Other assets	32,935	31,083	33,414	34,850	31,293
Total assets	$1,157,111	$1,107,739	$1,104,103	$1,195,599	$1,121,901

Liabilities
Deposits:
Demand (non-interest-bearing)	$162,426	$147,878	$156,901	$173,702	$157,119
Interest-bearing	820,786	784,872	766,525	841,437	773,840
Total deposits	983,212	932,750	923,426	1,015,139	930,959
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	45,350	44,903	56,632	58,537	58,837
Subordinated debentures	5,000	10,000	10,000	10,000	14,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	60,660	65,213	76,942	78,847	83,147
Accrued interest payable	244	235	225	242	294
Other liabilities	15,513	12,797	10,107	11,000	10,614
Total liabilities	1,059,629	1,010,995	1,010,700	1,105,228	1,025,014

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	20,947	20,947	20,865	20,807	20,768
Additional paid-in capital	63,143	63,076	62,841	62,593	62,381
Retained earnings	13,282	11,517	10,228	8,531	7,506
Accumulated other comprehensive income (loss)	110	1,204	(531)	(1,560)	6,232
Total shareholders' equity	97,482	96,744	93,403	90,371	96,887
Total liabilities and shareholders’ equity	$1,157,111	$1,107,739	$1,104,103	$1,195,599	$1,121,901

FNCB Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(dollars in thousands)	2017	2017	2017	2016	2016
Interest income
Loans:
Loans - taxable	$7,266	$6,874	$6,643	$6,709	$6,751
Loans - tax-free	470	482	511	453	526
Total loans	7,736	7,356	7,154	7,162	7,277
Securities:
Securities, taxable	1,998	1,947	1,846	1,733	1,650
Securities, tax-free	11	18	35	24	14
Total interest and dividends on securities	2,009	1,965	1,881	1,757	1,664
Interest-bearing deposits in other banks	24	32	90	19	8
Total interest income	9,769	9,353	9,125	8,938	8,949
Interest expense
Deposits	943	826	744	721	704
Borrowed funds	337	317	312	335	381
	1,280	1,143	1,056	1,056	1,085
Net interest income	$8,489	$8,210	$8,069	$7,882	$7,864

Average balances
Earning assets:
Loans:
Loans - taxable	$700,729	$682,426	$680,518	$684,225	$685,038
Loans - tax-free	38,109	40,190	43,822	41,081	47,620
Total loans	738,838	722,616	724,340	725,306	732,658
Securities:
Securities, taxable	290,348	287,133	284,712	270,634	260,431
Securities, tax-free	600	1,105	2,571	1,664	905
Total securities	290,948	288,238	287,283	272,298	261,336
Interest-bearing deposits in other banks	7,499	12,676	39,520	15,727	6,448
Total interest-earning assets	1,037,285	1,023,530	1,051,143	1,013,331	1,000,442
Non-earning assets	92,603	90,672	92,368	95,322	99,010
Total assets	$1,129,888	$1,114,202	$1,143,511	$1,108,653	$1,099,452
Interest-bearing liabilities:
Deposits	$792,649	$783,672	$807,981	$775,565	$737,431
Borrowed funds	73,168	72,347	78,306	78,780	103,821
Total interest-bearing liabilities	865,817	856,019	886,287	854,345	841,252
Demand deposits	156,483	152,974	155,010	149,008	152,319
Other liabilities	10,325	10,633	11,045	11,029	11,006
Shareholders' equity	97,263	94,576	91,169	94,271	94,875
Total liabilities and shareholders' equity	$1,129,888	$1,114,202	$1,143,511	$1,108,653	$1,099,452

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	4.15%	4.03%	3.90%	3.94%	3.94%
Interest and fees on loans - tax-free	4.93%	4.80%	4.66%	4.41%	4.42%
Total loans	4.19%	4.07%	3.95%	3.97%	3.97%
Securities:
Securities, taxable	2.75%	2.71%	2.59%	2.56%	2.53%
Securities, tax-free	7.33%	6.51%	5.42%	5.83%	6.19%
Total securities	2.76%	2.73%	2.62%	2.58%	2.55%
Interest-bearing deposits in other banks	1.28%	1.01%	0.91%	0.48%	0.50%
Total earning assets	3.77%	3.66%	3.47%	3.53%	3.58%
Interest-bearing liabilities:
Interest on deposits	0.48%	0.42%	0.37%	0.37%	0.38%
Interest on borrowed funds	1.84%	1.75%	1.59%	1.70%	1.47%
Total interest-bearing liabilities	0.59%	0.53%	0.48%	0.49%	0.52%
Net interest spread	3.18%	3.13%	2.99%	3.03%	3.06%
Net interest margin	3.27%	3.21%	3.07%	3.11%	3.14%

FNCB Bancorp, Inc.
Asset Quality Data

	Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)	2017	2017	2017	2016	2016
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$2,642	$3,681	$1,922	$2,234	$2,416
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	2,642	3,681	1,922	2,234	2,416
Other real estate owned (OREO)	1,088	1,183	1,352	2,048	2,065
Other non-performing assets	1,900	1,900	2,006	2,160	260
Total non-performing assets	$5,630	$6,764	$5,280	$6,442	$4,741

Accruing TDRs	$9,283	$9,306	$8,775	$4,176	$4,106

For the three months ended
Allowance for loan and lease losses
Beginning balance	$8,469	$8,306	$8,419	$8,490	$8,559
Loans charged-off	377	465	297	572	189
Recoveries of charged-off loans	227	207	662	206	354
Net charge-offs (recoveries)	150	258	(365)	366	(165)
Provision (credit) for loan and lease losses	543	421	(478)	295	(234)
Ending balance	$8,862	$8,469	$8,306	$8,419	$8,490